Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated April 11, 2013 relating to the statements of financial condition for the years ended December 31, 2012 and 2011 of United States Commodity Funds LLC and Subsidiaries, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

May 28, 2013

Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 10, 2013 relating to the statement of financial condition for the years ended December 31, 2012 and 2011 of United States Commodity Funds Trust I (the “Trust”) and the following series of the Trust, United States Asian Commodities Basket Fund, United States Sugar Fund, United States Gasoil Fund and United States Natural Gas Double Inverse Fund included in the Form 10-K of United States Commodity Funds Trust I and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

May 28, 2013